Exhibit 99.5

Coach, Inc. Partner/Distributor Letter

Dear [XX],

I am pleased to share with you that Coach, Inc. has entered into a definitive agreement to acquire Kate Spade & Company. This combination establishes Coach as the first American house of modern luxury brands, giving Coach a more diverse multi-brand platform with scale in key functions and the resources to invest in talent and innovation.  It also will enhance our ability to partner with you to provide our customers with a more diverse portfolio of authentic, distinctive products and leading fashion innovation.

We are excited about the opportunities we have to begin a promising new chapter for Kate Spade. Kate Spade has successfully introduced new lifestyle categories and the well-articulated brand expression the Kate Spade team has created will bring an important brand attitude diversification to our portfolio. Kate Spade’ unique and popular brands, with a growing share of the millennial customer across channels, are an ideal addition to our growing platform.

We are confident that, under Coach’s experienced leadership team, with our disciplined approach and customer-centric focus, Kate Spade will be positioned for continued brand momentum and health. As in the case of our successful acquisition of Stuart Weitzman, Kate Spade will continue to function as an independent brand, benefiting from the support of Coach’s strong business acumen and operational expertise.  Coach’s expertise in operating a multi-channel, international business model can be leveraged to drive long-term, sustainable growth for Kate Spade.

Our partnership with you has been a vital component of Coach’s success thus far and we look forward to the many additional opportunities we will have to grow our businesses together.  I want to emphasize that today’s announcement does not alter our day-to-day operations or our relationship with you in any way. The transaction, which we expect will close in the third quarter of the year, is subject to customary closing conditions and until it is completed, Coach and Kate Spade will continue to operate as separate companies.

As always, thank you for your continued partnership and support. Please feel free to reach out to your usual Coach representative should you have any questions about today’s news.

Thank you,

[XX]

Additional Information and Where You Can Find It

The tender offer referred to in this letter has not yet commenced. This letter is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, securities, nor is it a substitute for the tender offer materials that will be filed with the U.S. Securities and Exchange Commission (“SEC”). The solicitation and offer to buy the issued and outstanding shares of Kate Spade & Company common stock will only be made pursuant to an offer to purchase and related tender offer materials described more fully below. At the time the tender offer is commenced, a subsidiary of Coach, Inc. will file a tender offer statement with the SEC on Schedule TO containing an offer to purchase, form of letter of transmittal and related materials, and Kate Spade & Company will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CAREFULLY (WHEN THEY BECOME AVAILABLE) AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES. These materials will be sent free of charge to all Kate Spade & Company stockholders.  In addition, all of those materials (and all other tender offer documents filed or furnished by Kate Spade & Company, Coach, Inc. (or its subsidiaries) with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.  The Schedule TO (including the offer to purchase and related materials) and the Schedule 14D-9 (including the solicitation/recommendation statement), once filed, may also be obtained for free by contacting the Information Agent for the tender offer which will be named in the Schedule TO.

Coach, Inc. Partner/Distributor Letter

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Coach, Inc. and Kate Spade & Company file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Coach, Inc. or Kate Spade & Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Coach, Inc.’s and Kate Spade & Company’s letters with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Coach and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the tender offer, the merger and the other transactions contemplated by the merger agreement; the expected timing of the completion of the tender offer and the merger; the ability of Coach, its subsidiary and Kate Spade to complete the tender offer and the merger considering the various conditions to the tender offer and the merger, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the tender offer and the merger may not be timely completed, if at all; that, prior to the completion of the transaction, Kate Spade’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in Coach’s latest Annual Report on Form 10-K and its other filings with the SEC. Coach assumes no obligation and does not intend to update these forward-looking statements.